Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$938,220
Unrealized Gain (Loss) on Market Value of Futures	(2,690,580)
Dividend Income	851
Interest Income	34
Total Income (Loss)	$(1,751,475)

Expenses
Investment Advisory Fee	$9,558
Brokerage Commissions	2,074
NYMEX License Fee	387
Non-interested Directors' Fees and Expenses	109
Prepaid Insurance Expense	43
Other Expenses	3,900
Total Expenses	16,071
Expense Waiver	(1,551)
Net Expenses	$14,520
Net Gain (Loss)	$(1,765,995)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/10	$20,156,716
Net Gain (Loss)	(1,765,995)

Net Asset Value End of Period	$18,390,721
Net Asset Value Per Unit (400,000 Units)	$45.98

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502